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                                                                EXHIBIT 26(E)(1)

APPLICATION PART 1

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
INDIVIDUAL LIFE INSURANCE                                                                                                     [LOGO]
MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
Life New Business . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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
A. PROPOSED           Proposed insured name (last, first, middle)
   INSURED
   INFORMATION        Social Security number              Date of birth (month, day, year)           Gender
                                                                                                     [ ] Male   [ ] Female

                      Driver's license number                                      Issue state       Expiration date

                      Primary telephone number                            Secondary telephone number

                      Birthplace (state or, if outside the US, country)     E-mail address

                      Street address (no P.O. Box)

                      City                                               State                       Zip code

                      Occupation                                                                     Years in occupation

                      Earned income            Unearned income            Total net worth            Liquid net worth

B. SPECIAL MAILING    NOTE: IF THERE IS MORE THAN ONE SPECIAL ADDRESS NEEDED, PLEASE NOTE IN SECTION O (ADDITIONAL REMARKS).
   ADDRESSES
                      [ ] Third Party Notification - The address listed below will receive notice of overdue premium or pending
   COMPLETE THIS          lapse.
   SECTION FOR ANY
   REQUESTS TO MAIL   [ ] Premium Notice - The address listed below will receive all premium notices for the premiums due on this
   ITEMS ANYWHERE         policy. (DO NOT LIST A P.O. BOX FOR THIS OPTION.)
   OTHER THAN THE
   HOME ADDRESS       [ ] Special Mailing Address - The address listed below will receive all correspondence for this policy except
   LISTED IN SECTION      Premium Notices. If you wish to use a P.O. box, list here.
   A OR H. IF THIS
   SECTION IS NOT     Name (last, first, middle)
   FILLED OUT,
   EVERYTHING WILL    Address
   BE MAILED TO THE
   ADDRESS LISTED IN  City                                                            State          Zip code
   SECTION A OR H.

C. PRODUCT            Product applied for                                                   Base face amount
                                                                                            $

   IF ACCUMULATION AT Total annual planned premium (not applicable to term or whole life products)
   INTEREST DIVIDEND
   OPTION IS          Custom pay (for whole life products only)           Pay to age (for whole life products only, defaults to
   SELECTED,                                                              age 121 if not specified)
   A COMPLETED W-9
   REQUEST FOR        Death benefit qualification test (if applicable, defaults to GPT if none selected)
   TAXPAYER           [ ] Guideline Premium Test (GPT) [ ] Cash Value Accumulation Test (CVAT)
   IDENTIFICATION
   NUMBER AND         Death benefit option (if applicable, defaults to level if none selected)
   CERTIFICATION IS   [ ] Level  [ ] Increasing  [ ] Sum of Premiums
   REQUIRED.
                      Dividend option (if applicable, defaults to paid-up additions if none selected)
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F59410 Rev 1-2014

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
D. ADDITIONAL         [ ] Accelerated Benefit Agreement (Submit ABA Outline of Coverage form)
   BENEFITS AND       [ ] Accidental Death Benefit Agreement $______________________(Coverage Amount)
   AGREEMENTS         [ ] Additional Insurance Agreement $______________________(Coverage Amount)
                      [ ] Business Value Enhancement Agreement
   SELECT ONLY THOSE  [ ] Children's Term or Family Term - Child Agreement (Submit Family/Children's Term Application)
   AGREEMENTS         [ ] Death Benefit Guarantee Agreement
   AVAILABLE ON THE   [ ] Early Values Agreement
   PRODUCT(S)         [ ] Estate Preservation Agreement
   APPLIED FOR.       [ ] Estate Preservation Choice Agreement,_________________________________________(Designated Life Name)
                      [ ] Extended Conversion Agreement
   IF PREMIUM DEPOSIT [ ] First to Die Agreement $______________________(Coverage Amount)
   ACCOUNT (PDA) IS   [ ] Flexible Term Agreement
   SELECTED,              [ ] 10 year Flexible Term Agreement $______________________(Coverage Amount)
   A COMPLETED W-9        [ ] 20 year Flexible Term Agreement $______________________(Coverage Amount)
   REQUEST FOR        [ ] Guaranteed Income Agreement
   TAXPAYER           [ ] Guaranteed Insurability Option Agreement $______________________(Coverage Amount)
   IDENTIFICATION     [ ] Guaranteed Insurability Option Agreement with Waiver $______________________(Coverage Amount)
   NUMBER AND         [ ] Income Protection Agreement (Submit IPA Supplemental Application)
   CERTIFICATION      [ ] Inflation Agreement
   IS REQUIRED        [ ] Interest Accumulation Agreement______________________% (Increase Factor Percentage)
                      [ ] Long-Term Care Agreement (Submit LTC Supplemental Application)
                      [ ] Overloan Protection Agreement
                      [ ] Performance Death Benefit Guarantee Agreement
                      [ ] Premium Deposit Account Agreement (Submit Premium Deposit Account Information form)
                      [ ] Single Life Term Agreement,_________________________________________(Designated Life Name) $______________
                          (Coverage Amount)
                      [ ] Single Premium Paid-Up Additional Insurance Agreement $______________________(Premium Amount)
                      [ ] Surrender Value Enhancement Agreement
                      [ ] Term Insurance Agreement $______________________(Coverage Amount)
                      [ ] Waiver of Charges Agreement
                      [ ] Waiver of Premium Agreement

                      [ ] Other ____________________________________________________________________________________________________

                      [ ] Other ____________________________________________________________________________________________________

                      THE FOLLOWING BENEFITS AND AGREEMENTS WILL BE ADDED IF AVAILABLE FOR YOUR POLICY, UNLESS YOU CHOOSE TO OMIT
                      THEM:
                      [ ] Omit Automatic Premium Loan Provision
                      [ ] Omit Indexed Loan Agreement
                      [ ] Omit Policy Split Agreement

E. SPECIAL DATING     [ ] Date to save age
                      [ ] Specific date (month/day/year):____________________(cannot select 29th, 30th, or 31st of the month)

                      Are there any other Minnesota Life applications associated with this application?   [ ] Yes  [ ] No
                      Please provide us with the names of the associated applications: __________________________________

                      Should all the policies have the same date?                                         [ ] Yes  [ ] No
                      (IF YES IS CHECKED, THIS WILL REQUIRE ALL APPLICATIONS TO BE HELD UNTIL ALL ARE UNDERWRITTEN.)
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                                                           F59410-2  Rev  1-2014

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
F. IN FORCE AND       Excluding this policy, does the proposed insured have any life insurance, annuity or mutual   [ ] Yes  [ ] No
   REPLACEMENT        fund in force or pending, including life insurance sold or assigned, or is in the process of being sold or assigned, to a life settlement, viatical or secondary market provider? If yes, provide details in the chart below.

SUBMIT THE            Excluding this policy, has there been, or will there be, replacement of any existing life     [ ] Yes  [ ] No
APPROPRIATE           insurance, annuity or mutual fund, as a result of this application?
REPLACEMENT FORMS     (Replacement includes, but is not limited to, a lapse, surrender, 1035 Exchange, loan,
(NOT NEEDED IF        withdrawal, or other change to any existing life insurance or annuity).
REPLACING GROUP       If yes, provide details in the chart below.
COVERAGE)
                      Please indicate all coverage currently in force, or that has been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

                      IN FORCE
                                                                                          Year                         Will it be
                            Full Company Name                             Amount         Issued           Type          Replaced?
                      -----------------------------                    ------------   ------------   --------------   -------------
                                                                                                     [ ] Individual
                                                                                                         or Group        [ ] Yes
                                                                                                     [ ] Personal or     [ ] No
                                                                                                         Business
                                                                                                     [ ] Individual
                                                                                                         or Group        [ ] Yes
                                                                                                     [ ] Personal or     [ ] No
                                                                                                         Business
                                                                                                     [ ] Individual
                                                                                                         or Group        [ ] Yes
                                                                                                     [ ] Personal or     [ ] No
                                                                                                         Business

G. BENEFICIARY                                                                         Relationship to      SSN/TIN
   INFORMATION                      Beneficiary First and Last Name                    Proposed Insured    (if known)    Percentage
                                  -----------------------------------                 ------------------  ------------  ------------
   IF THE BENEFICIARY Primary
   IS A TRUST, LIST
   COMPLETE TRUST
   NAME AND DATE TRUST
   ESTABLISHED.

   IF THE BENEFICIARY Contingent
   IS A CORPORATION,
   PLEASE LIST CITY
   AND STATE.

H. OWNER
   INFORMATION        ONLY COMPLETE THIS SECTION IF THE OWNER IS DIFFERENT THAN THE INSURED. IF MULTIPLE OWNERS, ALL MUST SIGN AS
                      OWNER ON THE APPLICATION PART 3 AND SUBMIT THE AUTHORIZATION AND RELEASE FOR JOINT COMMUNICATION INVOLVING
   SUBMIT THE         MULTIPLE OWNERS FORM.
   APPROPRIATE
   TRUST, CORPORATE,  Owner name (last, first, middle)                                          Relationship to proposed insured
   OR PARTNERSHIP
   FORM(S).           [ ] Individual(s)  [ ] Male  [ ] Female
                      [ ] Trust (submit Certification of Trustee Authority form)
                      [ ] Corporate (submit Corporate/Non-Profit Resolution form) If the owner is also the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit
                          forms.
                      [ ] Partnership (submit Partnership/LLC Resolution form) If the owner is also the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit
                          forms).
                      [ ] Other___________________________________________
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                                                             F59410-3 Rev 1-2014

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
H. OWNER              Social Security or tax ID number                                               Date of birth or trust date
   INFORMATION
   (CONTINUED)        Street address (no P.O. box)

   SUBMIT THE         City                                                  State                    Zip code
   APPROPRIATE
   TRUST,             Telephone number                     Email address
   CORPORATE, OR
   PARTNERSHIP
   FORM(S).

I. PREMIUM            PAYMENT METHOD:
   INFORMATION        [ ] Annual              [ ] Quarterly
                      [ [ Semi-Annual         [ ] Monthly Electronic Funds Transfer (EFT) Plan Number__________________________
                                                 (If new plan, submit EFT Authorization)
   IF PREMIUM
   DEPOSIT ACCOUNT    [ ] Premium Deposit Account (if Premium Deposit Account is selected, the payment method will be annual)
   (PDA) IS SELECTED, [ ] List Bill Plan Number______________________________(if new plan, submit List Bill Setup form)
   A COMPLETED W-9
   REQUEST FOR        SOURCE OF FUNDS:
   TAXPAYER           [ ] Earnings            [ ] Retirement Funds (401K, IRA, Roth IRA, etc.)
   IDENTIFICATION     [ ] Existing Insurance  [ ] Sales of Investments
   NUMBER AND         [ ] Gift/Inheritance    [ ] Savings
   CERTIFICATION IS   [ ] Home Equity         [ ] Other_______________________________________
   REQUIRED.

J. ADDITIONAL         1035 EXCHANGE  $________________________________
   PREMIUM            (If yes, submit 1035 Exchange Agreement form)

                      UNIVERSAL LIFE ADDITIONAL PREMIUM (EXCLUDING 1035) $________________________________________

                      WHOLE LIFE ADDITIONAL PREMIUM (EXCLUDING 1035)
                      $________________________________________  [ ] Billable  [ ] Paid at issue  [ ] Billable and paid at issue

K. MONEY SUBMITTED    MONEY COLLECTED SHOULD BE GREATER THAN OR EQUAL TO 1/12 OF THE REQUESTED ANNUAL PREMIUM BASED ON STANDARD
   WITH  APPLICATION  RATES, OR THE MINIMUM INITIAL PREMIUM ON APPLICABLE PRODUCTS.

   MAKE ALL CHECKS    Has the owner submitted money with this application?                                          [ ] Yes  [ ] No
   PAYABLE TO         If yes, amount: $______________
   MINNESOTA LIFE.    Was a Life Receipt and Temporary Insurance Agreement given?                                   [ ] Yes  [ ] No

L. REQUEST FOR        Choose one of the following:
   ILLUSTRATION
                      [ ] I certify an illustration matching the policy applied for was presented to the owner/applicant and a
   COMPLETE FOR           signed copy is included with this application.  The owner/applicant has received a copy.
   NON-VARIABLE
   PRODUCTS,          [ ] I certify an illustration was presented or provided to the owner/applicant, but is different from the
   EXCLUDING TERM.        policy applied for. An illustration conforming to the policy as issued will be provided to the owner/applicant no later than at the time of policy delivery.

                      [ ] I certify no illustration conforming to the policy as applied for was shown or provided to the owner/applicant prior to or at the time of taking this application.  An illustration conforming to the policy as issued will be provided to the owner/applicant no later than at the time of policy delivery.
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                                                             F59410-4 Rev 1-2014

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
M. PROPOSED INSURED   1. Is the proposed insured a U.S. citizen?                                                     [ ] Yes  [ ] No
   UNDERWRITING          If no, citizen of___________________________________
   INFORMATION           Indicate visa type__________________________________

                      2. Does the proposed insured plan to travel or reside outside the U.S. in the next two years?  [ ] Yes  [ ] No
                         If yes, please complete a Foreign Travel Questionnaire.

                      3. Has the proposed insured within the last five years, or does the proposed insured plan,     [ ] Yes  [ ] No
                         within the next two years, to engage in piloting a plane? If yes, complete the Military and Aviation Statement.

                      4. Has the proposed insured within the last five years, or does the proposed insured plan,     [ ] Yes  [ ] No
                         within the next two years, to engage in skin diving (snorkel, scuba, or other), sky diving, mountain/rock climbing, horse racing, rodeo, polo, bull fighting, bungee jumping, BASE jumping, canyoneering, boxing, professional wrestling, extreme skiing, or
                         racing (motor vehicle or boat)?   If yes, complete Sports and Avocation Statement.

                      5. Is the proposed insured in the Armed Forces, National Guard, or Reserves? If yes, complete  [ ] Yes  [ ] No
                         Military and Aviation Statement.

                      6. Has the proposed insured applied for insurance within the last six months? If yes, provide  [ ] Yes  [ ] No details below.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                      7. Has the proposed insured applied for life insurance in the past five years that was         [ ] Yes  [ ] No
                         declined or rated?  If yes, provide details below.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                      8. Has the proposed insured, within the past five years, been convicted of a driving while     [ ] Yes  [ ] No
                         intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation?  If yes, provide dates and details below.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                      9. Except for traffic violations, has the proposed insured ever been convicted of a            [ ] Yes  [ ] No
                         misdemeanor or felony? If yes, provide dates and details below.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                     10. A. Has the proposed insured smoked cigarettes in the past 12 months?                        [ ] Yes  [ ] No

                         B. Has the proposed insured ever smoked cigarettes?                                         [ ] Yes  [ ] No
                            If yes, complete the table below.
                            Current smoker         Past smoker         Packs per day         Date last cigarette smoked (mm, dd, yy)
                                 [ ]                   [ ]

                         C. Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes,    [ ] Yes  [ ] No
                            in any form, in the last 12 months?

                         D. Has the proposed insured ever used tobacco or nicotine of any kind, other than           [ ] Yes  [ ] No
                            cigarettes in any form?
                            If yes, complete the table below.
                            What type         Current user         Past user         How much         Date of last use (mm, dd, yy)
                                                   [ ]                [ ]
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                                                             F59410-5 Rev 1-2014

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
N. INSURABLE          1. Is this policy in accordance with the proposed owner's insurance objectives and             [ ] Yes  [ ] No
   INTEREST,             anticipated financial needs?
   PREMIUM FINANCING
   AND SUITABILITY    2. Has the representative discussed with the proposed owner the need for the policy, the       [ ] Yes  [ ] No
                         ability to continue to pay premiums and whether the policy is suitable for the proposed owner?

                      3. Will the proposed owner and/or beneficiary, and/or any individual or entity on the          [ ] Yes  [ ] No
                         proposed owner's behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future, a percentage of the death benefit, or otherwise as an inducement to apply for this policy?

                      4. Has the proposed owner been involved in any discussion about the possible sale or           [ ] Yes  [ ] No
                         assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner's behalf? If yes, provide details and a copy of the applicable entity's controlling  documents.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                      5. Is this policy being funded via a premium financing loan or with funds borrowed, advanced   [ ] Yes  [ ] No
                         or paid from another person or entity (including a loan against your home or other assets)?
                         If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client
                         Disclosure forms.

                      6. Has the proposed insured had a life expectancy report or evaluation done by an outside      [ ] Yes  [ ] No
                         entity or company?  If yes, please explain why the expectancy report was obtained.
                         ___________________________________________________________________________________________
                         ___________________________________________________________________________________________

                      7. Reason for purchasing policy:
                         a. Accumulation                                                                             [ ] Yes  [ ] No
                         b. Business Planning/Key Person                                                             [ ] Yes  [ ] No
                         c. Charitable Giving                                                                        [ ] Yes  [ ] No
                         d. Death Benefit Protection                                                                 [ ] Yes  [ ] No
                         e. Estate Planning                                                                          [ ] Yes  [ ] No
                         f. Retirement/Deferred Compensation                                                         [ ] Yes  [ ] No
                         g. Other____________________________________                                                [ ] Yes  [ ] No


O. ADDITIONAL REMARKS



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                                                             F59410-6 Rev 1-2014